UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1815 Rollins Road Burlingame, California 94010
(Address of principal executive offices, including zip code)

(864) 438-0000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on November 13, 2023, Proterra Inc, a Delaware corporation (the “Company”), entered into a certain asset purchase agreement (the “Transit Asset Purchase Agreement”) with Phoenix Motor Inc. (“Phoenix”) to sell substantially all of the Company’s assets used in the conduct of the Proterra Transit business (the “Transit Transaction”) and a certain asset purchase agreement (the “Battery Leases Purchase Agreement”, and collectively with the Transit Asset Purchase Agreement, the “Asset Purchase Agreements”) with Phoenix to sell certain battery leases of the Company and other related assets used in the conduct of the Proterra Transit business (the “Battery Assets Transaction” and, collectively with the Transit Transaction, the “Transactions”).

On December 1, 2023, the Company and Phoenix entered into an amendment to each of the Asset Purchase Agreements (the “Amendments”) to reflect, among other terms, (i) an outside closing date of December 22, 2023 for the Transactions, (ii) a revised date of December 12, 2023 for the hearing before the bankruptcy court to consider the approval of the Asset Purchase Agreements and the Transactions, (iii) certain commitments by Phoenix with respect to the provision of adequate assurance package, (iv) an increase of $1 million in the good faith deposit by Phoenix for all of the Transactions, (v) amendments related to the assumption of liabilities by Phoenix and (vi) additional termination rights for the Company.

The Asset Purchase Agreements, the Amendments, as well as other filings for the Company’s bankruptcy proceedings and further information regarding such proceedings can be accessed free of charge at a website maintained by the Company’s claims, noticing, and solicitation agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/proterra. The information in that website or available elsewhere is not incorporated by reference and does not constitute part of this Form 8-K.

Cautionary Note Regarding Trading in the Company’s Common Stock

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Company’s bankruptcy proceedings will be highly speculative and will pose substantial risks. The terms of the anticipated restructuring of the Company provide that holders of the Company’s common stock will not receive any payment or other distribution on account of those shares following the conclusion of the bankruptcy proceedings. As a result, the shares of common stock may have little or no value. Trading prices for the Company’s common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, including risks and uncertainties relating to the Company’s bankruptcy proceedings. Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023, as amended on May 1, 2023, the Company’s quarterly report for the three and nine months ended September 30, 2023, filed on November 6, 2023 or the Company’s other filings with the SEC. The forward-looking statements included in this Form 8-K speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
	Name:	Gareth T. Joyce
	Title:	Chief Executive Officer